EXHIBIT 99.2

Terra Tech Corp. (OTCQX:TRTC) Q1 2017 Results Conference Call May 11, 2017 9:00 AM ET

Executives

Philip Carlson - IR

Derek Peterson - Chairman and CEO

Mike James - CFO

Philip Carlson

Good morning. Thank you and welcome to Terra Tech's First Quarter 2017 Financial Results Conference Call. A replay of this call will be available at www.smallcapvoice.com and will be archived on the Investors Relations section of the Terra Tech website.

Before we begin, please let me remind you that during the course of this conference call, Terra Tech's management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

These risks are outlined in the Risk Factor section of our SEC filings. Any forward-looking statement should be considered in light of these factors. Please also note, as a Safe Harbor, any outlook we present is as of today and management does not undertake any obligation to revise any forward-looking statements in the future.

With me on the call today are Mr. Derek Peterson, Terra Tech's Chairman and Chief Executive Officer; and Mr. Mike James, Chief Financial Officer.

With that, I would now like to hand it call over to Derek.

Derek Peterson

Thank you, Phil, and thank you for all the investors and shareholders that are joining us today to discuss Terra Tech's 2017 first quarter results and provide an operational and business update. Today on the call with me is Phil said with Mike James, our CFO who is going to give a more in-depth into our financial results later on the call. We’re holding a call early this morning and obviously from New York we just been finished up the Canaccord Conference, so we’ve got a -- we had to switch the time up a little bit. That being said, I'm losing my voice, so I'm going to struggle a bit to this call so bear with me. But appreciate everybody taking time to attend.

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Canaccord as you guys know is one of the few leading investment bank, that's currently active in the cannabis sector right now. We’ve had really interesting couple of days talking with finance professional and we think how industry is gain creditability amongst institutional investors. So, also pretty encouraging for us here to experience the continue buzz in the industry and learn up more about what's happening up in the Canadian market.

Financials, revenues of $6.82 million which is an increase of 340% compared to the prior year. Year-over-year increase was due to revenue generated by Blüm open sales from all the Nevada dispensaries and from the sale of proprietary high best products. It was a strong start to 2017 and we’re on track to meet our annual revenue guidance, which is 38 million to 40 million for 2017. Last year, we focused primarily on efforts on establishing a retail present with the opening of four Nevada dispensaries located three in Las Vegas area and up in Reno as well as our open facility in Northern California. As a result, we had the 2017 with good momentum.

We’re pleased to see the results of last year's strategic achievements and drive strong sales this quarter. Open California, we have again retail dispensary this was our first dispensary and our entry into the California marketplace, its fully operational and it served as the blueprint for the additional dispensaries we opened up through the Nevada market and also will be opening up more in the California market in the coming months. California is the major cannabis market as everybody knows the sixth largest economy in the world and in this quarter we took steps to continue to build out the presence and what we believe is a dominant market.

The new open cultivation facility which we announced not too long ago is a state-of-the-art cultivation facility that’s under construction in Oakland, it's about 13,000 square feet and it's expected to produce over 1 metric ton of premium IVXX cannabis per year, fully automated on environmental controls, anticipated to reduce cost significantly, it's also going to be a huge opportunity for us. Like I said, continue to see that IVXX brand as well as the concentrates, pre-rolled flowers and those types of things. We expect full production capacity by no later than the end of Q4, 2017.

In addition, we got a permit in San Leandro for both the retail dispensary as well as an additional production lab. San Leandro is an upcoming city which is tied up in the midway point between Auckland and St. Jose, which was a bit of vacuum for permitted dispensaries that we’re able to fill one of our additional locations. We expect to complete the disruption of this dispensary by the end of third quarter 2017, open to the public by the fourth quarter of 2017. But the art state-of-the-art production lab, we're going to be increasing our infrastructure to produce our IVXX concentrates for distribution throughout the California marketplace.

In addition, we like I said opened up several dispensaries in Las Vegas market and the Nevada market. We have one on [Indiscernible] Western Desjardin all uniquely surrounding the Las Vegas trip just a few minutes' drive for each location. We also have a premier location in downtown arena, which is actually the one of our better performing dispensaries in the Nevada marketplace.

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Distribution sales and marketing of IVXX products, so IVXX as everybody knows is our wholesale brand. We focus these particular brands on high quality rigorously tested products. We've been continuing to expand this product line up by adding additional items into the supply chain. Most recently a full line of premier vaporizer across both CDB 1 to1 ratio, if you see the CDBs as well as the full gold and silver line that we're marketing through aggressively throughout the California marketplace.

Edible Garden, we purposely as we said during our K call, we terminated the sales of Edible Garden's floral business because it was such a lower margin. It was no longer a primary focus. I think if you remember that what I said on the K call, we kept that business intact for sometime just we were afraid the retailers wouldn't take our produce, if we also weren’t servicing them the floral business. Now, the produce has gained such as distinctive market share and these retailers that we are dealing with were able to back off in the floral business, which again has benefited the distraction of low margin and part of our focus was expanded gross margins on a go forward basis. This was a huge step to be able to do that. We would have had an additional $1 million or so in sales like we did in the prior year, if we had continue this business, but again we want to make sure we are focusing on highly accreted activities on a go forward basis.

We expect to see improved results from Edible Garden as the year progresses and we have the infrastructure right now fully automated infrastructure in place to support the growth and part of this business over the next 12 to 18 months. M&A opportunities, we've built significant cash balances as we look for potential opportunities in both the California and Nevada marketplace. Our primary motivation right now is to continue to acquire retail dispensaries specifically in the Southern California and LA marketplace. We close the quarter out with about $10 million in cash, which a nice bit of reward chest for us to be able to execute when we find the right opportunities.

Little bit about the regulatory environment, Nevada favorably soft at this week. The Nevada Tax Commission adopted temporary regulations proposed by the Department of Taxation that are going to allow the state to issue recreational marijuana like this is by July 1. Most of the regulations were topic in the states medical marijuana programs, so they're identical from an operational standpoint. The State of Nevada budgeted to receive 70 million from recreational marijuana taxes over the next two years. We think that's a conservative budget considering the 50 million people that come in out a few square miles on an annual basis.

Recreational revenues to Terra Tech will start in the second half of 2017, so that's very important, we're going to the application processes right now, and we anticipate having firm success with allocating recreational don’t use permit for each of our locations in Nevada marketplace and then we can begin selling to anybody over the age of 21 from July sometime after July 1. California as you've read they are recreational initiative which we think is going to get significant uptick in business is going to start the first half of 2018.

In addition, the role about of their foreign amendment at the federal level which was set to expire was reauthorized in the current spending bill. This obviously expires towards the end of the year, but it gives us the protections that we were hoping for as we adjust to the opinion and stands for the new administration coming into the 2017 climate.

And now, I'm going turn the call over to Mike James, Terra Tech's Chief Financial Officer to review our financials. Mike?

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Mike James

Thank you, Derek, and good morning everyone. I’ll now provide you with the summary of our first quarter 2017 results. For the more detailed results, please refer to the press release we issued earlier today which is posted on the website along with the Form-10K filed with the Securities and Exchange Commission. In addition, please note that we compile our financials under U.S. GAAP including our non-operating expenses.

For the three months ended March 31, 2017, we generate revenue of $6.82 million compared to $1.55 million for the three months ended March 31, 2016, an increase of approximately 5.28 million or 340%. The increase was primarily due to revenue generated by Blüm Oakland as well as sales from the four Nevada dispensaries which opened during the course of last year and the sales of its wholesales IVXX cannabis product.

We're pleased to have maintained strong sales and what is traditionally considered the weakest season for cannabis sales. Our growth profits for the three months ended March 31, 2017 were approximately $339,000 compared to gross profit of approximately 134,000 for the three months ended March 31, 2016, an increase of approximately 235,000.

Our gross margin percentage for the three months ended March 31, 2017 was approximately 5%, compared to approximately 9% for the three months ended March 31, 2016. The dollar increase was attributable to the cannabis segment and the amount of $435,000, a decrease of 253,000 was from the produce and herb section payment.

SG&A expenses for the first quarter of 2017 were approximately $6.39 million, compared to approximately $2.0 million for the three months ended March 31, 2016. The increase was primarily due to cost associated with the new medical candidate dispensaries including advertising and promotion and amortization expenses, increasing staffing, consulting fees and adding account, security and licensing fees.

We encored a net loss of approximately $10.1 million or $0.02 per share for the three months ended March 31, 2017 compare to a net loss of $4.13 million or $0.01 per share for the three months ended March 31, 2016. The primary reason for big increase in the net loss were decrease in cost of goods sold as a percentage of revenue, the significant increase in sales, general and administrative expenses during the three months ended March 31, 2017 compared to the prior year fiscal quarter.

Now turning to the balance sheet, on March 31, 2017 we had a cash balance of approximately 10.25 million compare to a balance of approximately 9.75 million at December 31, 2016. Short-term debt as of March 31, 2017 amended to approximately 505,000 a decrease of approximately 11% compared to the approximately 564,000 as of December 31, 2016. Stockholders' equity for the first quarter of 2017 amounted to $49.8 million, compared to $52.2 million as of December 31, 2016.

Now, I’d like to turn the call back over to Derek for some closing comments.

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Derek Peterson

Mike, thank you. And just in a summary, we got again a new cultivation facility in Oakland and will be coming online to support the IVXX brand as well as well the Blüm retail facility in northern California as well as San Leandro. We got an extraction of retail dispensary in San Leandro coming online this year. Again, we've open four retail location in Nevada marketplace that are currently up and running and will be servicing the adult recreational market beginning in July 1st.

The open facility will beginning to service the adult use recreational market sometime after January in 2018. The regulatory environment is unclear that is the states both California and Nevada were heavily embedded are aggressively moving forward and protecting their medical Marijuana initiatives as well as their adult use recreational initiatives with communication with federal government. We have been increasing our cash balance as a potential M&A opportunities arise and in terms of revenue guidance as we said in the prior annual call. we are anticipating revenue this year between 38 million and 40 million for 2017.

Again I want to take a moment and thank the operating team. I want to thank our auditors NGO. I want to thank our shareholders, our directors, our officers. And I want to reiterate most importantly our shareholders most of you have been with us for a tremendous amount of time. We thank you very much for taking the time this morning to listen this.

And I would like to turn the call back over to Phil Carlson to answer some questions that everybody emailed us.

Question-and-Answer Session

A - Phil Carlson

Thank you, Derek. The first question, does revenue guidance range of 38 to 40 million include recreational going into about second half of 2017?

Mike James

Yes, and that was are very challenging things for us to be able to estimate what the sales will ultimately going to look like in a virgin market like that essentially that has no historical run rate. So, it does include that to the degree that we are able to estimate what that turnover will look like. We certainly know that there is 15 million people coming into Nevada on annual basis the number of that are out of Colorado are increasing on a month-by-month basis in terms of recreational sales. We think Nevada is a $1 billion plus market place ultimately just strictly because of the tour, but not to mention the embedded community lives there as well.

And there is really only about out of the 50 something dispensaries. There is really only about 30 or 35 of those that are within a five minutes drive of the Las Vegas Strip. Now, this is really going to drive 20 minutes away from the Strip to get recreational cannabis. So, we think we are going to be able to inherent tremendous amount of that business because of our locations one by the convention center, one by the win on core strategy and the other one straight shot down from the cosmopolitan. So, we are uniquely positioned as well as our premier location in the northern Nevada marketplace in Reno to be able to assume a tremendous amount of this recreational business going to go forward basis.

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Philip Carlson

When does Terra Tech's future with cannabis eventually going legal nationally?

Derek Peterson

I think with IVXX that's brand, if you kind look at how we position that in the market place, it’s a really a recreational driven brand. To me, it looks like something like high end cosmetic or high end watch pot. We really positioned that brand with the look and feel kind of the focused and oriented toward the adult used recreational market. So that kind of brand really works well with the elite say Nevada night club life, the California life style. So, we are going to put tremendous amount of energy into the marketing and advertising in that brand really positioning towards the lifestyle type brand in both those marketplaces.

Philip Carlson

What out scope you see in your way?

Derek Peterson

I think a lot of it shifted to the federal stands right now and the uncertainty because that’s something we have been dealing since 2010. So that’s not unusual to us, we have worked in hostile environment, we worked in supportive environment and we work in environment that fluctuated back and forth. The difference today versus a handful of years ago is last November we had eight of the nine initiatives passed at the statewide level during the elections. The only one fail was the Arizona and it really only failed by a very small margin.

So, I think the political leaders are beginning to understand the constituencies are asking for, the libertarian minded, republicans are even asking for states' rights to be able to be respected. So, regardless the new attorney general is positioning, I think we are going to see a tremendous amount of debate over how this unfold kind of ending of probation over the next few years, but I if the administration themselves decide to develop an aggressive stand, this might be the catalyst that we have all been waiting for to have congress and begin to take some more concrete action, which they didn't feel they needed to take in Obama administration.

Philip Carlson

Where you think the cannabis industry is having in the next five years?

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Derek Peterson

All things reaming equal away from the kind of the federal legislated issues or regulatory issues. I think we see broader diversions and bifurcation between medical and adult use. I think medical begins to become very medical and focusing on the development of different cannabinoid structures and those type of things and different delivery mechanism. And I think the adult use really becomes life style brand very similar to how alcohol is deal with from the sales standpoint and the marketing standpoint, branding standpoint. So, that’s what I see diversions between medical adult use and both of those finding footing in an environment that they should be in which is to get it medical being highly medical and scientific and tested in nature and then the adult use being kind of developed more around recreational brands, life style brands and those type of things.

Philip Carlson

Does Terra Tech have any plan to make inroads into Canada?

Derek Peterson

Right now, our primary -- again, we work in the sixth largest economy in the world. California is the biggest marline market in the world. So, we’ve got that in our backyard, for us to set up to additional office team, the lobby return and those types of things where we’re really trying to make efforts to cut cost and streamline cash flow and expand margins, that’s really outside of our review right now. What our primary focus is that making sure we capitalize on both in Nevada and California market as much as we possibly can.

Philip Carlson

With cannabis becoming recreational in Nevada in the second half of 2017, what does Terra Tech need to do in order to take advantage of this new market? Or are there licenses you need to apply for or is Blum ready to sell the average consumer?

Derek Peterson

That’s a good question. So, yes we’re going through all the kind of administrative application process as each one of the locations right now. A lot of this really just a formality of when that application process right now in the multiple markets we work in Nevada and we anticipate coming out with recreational permits to reach one of our locations to be able to participate the early start program.

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Philip Carlson

Okay. Is San Leandro still on target to open the second half for 2017?

Derek Peterson

That’s pushed out maybe a quarter or so, just because of building permits. So, I always try to when we first gave those timelines we always try to wrap those with, we can only do so much a lot of this is just waiting for building permits and city permits and those types of things. So, we’re still on track, but a little bit later than that, but we’re working aggressively to get it done as fast as possible. We want to make sure we can get that thing ramped up and active and trained and staff train before the implementation of the 2008 adult use.

Philip Carlson

Is there a plan in the past towards up listing?

Derek Peterson

That’s always been a focus of ours. And if you look at our fundamental structure between the amount of shareholders that we have, this is a $50 million plus in shareholders' equity. I mean we need most to quantitative of standards right now to cut the size, the price per share. I just don’t think those indexes are going to be open to this until there is some measure of federal guidance in terms of what the government positioning is in this as well as the opening up of the banking.

So, what we’re doing is building our business between now and then and making sure we continue to drive top line growth expand margins, build shareholder's equity and position the Company to be able to be one of the first up lift. So, we’re in communication as much as we possibly can be, but I think a lot of that’s going to end around the federal government position on both the adult use and medical candidates.

Philip Carlson

Okay. Last question. Can you discuss the selling of shares from inside?

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Derek Peterson

I mean that’s always the hot topic, Bill I think we discuss that recently in the past and let me just say if I can only speak for myself, I mean everybody sell some stock here and there because everybody has financial needs. But, the one thing about being an operator in the space whether it’s a CEO, whether it's Mike the CFO or anybody this embedded at a management level. We suffered a lot of things as average CEO doesn’t separate. I'll give you a couple of examples. I've had my personal bank account shutdown several times. We've had my COO, Ken has had his -- kids college saving plans shutdown and that his banking shutdown.

I can't apply for a traditional mortgage like everybody else and I've got to put more money down if I need to by a piece of real estate for my family. There is a lot of that sort of headaches and expenses in headwinds that we occur as operator in the cannabis space that again no other person really have to deal with from an operational standpoint and these things become cumbersome, they become expensive overtime, they become cumbersome. We do sell stocks on the annual basis most of us and a lot of times it's around tax times, a lot of the stock that we received create extensive income and those types of things we need to make sure we have some measure of liquidity to meet those demands.

And again just like everybody else, we're human beings we have families to take care. And then if you look at the sales that I've made over the seven years that I've been running the Company, I had probably sold about 1% of my position give or take on an annual basis. So, all of the management is still heavily embedded. We've got a tremendous amount of share exposure in the Company right now. Our success is driven by the performance of the stock unequivocally. We are not here to make a few bucks on a monthly basis. We are here for expansion of share price. We are for expansion of the Company because we're all the essentially eating from the same table. We don’t carry a significant amount of systemic risk, if this doesn’t work across the Board. What else you got, Philip?

Philip Carlson

That’s it.

Derek Peterson

Okay.

Derek Peterson

Well, again on behalf of the operators, the officers, directors, we want to thank all the shareholders, interested investors, they took their time to listen to our call today; we look forward to following up with our Q2 conference call and sharing our financial performance as we work through the remainder of the year. Thank you very much everybody.

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